UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2008

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, the Board of Directors ("Board") of First Midwest Bancorp, Inc. (the "Company") approved an award of 635 shares of restricted common stock of the Company to each non-employee member of the Board under the First Midwest Bancorp, Inc. Amended and Restated Non-Employee Directors Stock Plan ("Plan") which was approved by stockholders at the Company's Annual Meeting of Stockholders on May 21, 2008. The form of grant agreement for such awards is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Company may from time to time in the future grant awards to its non-employee directors under the Plan.

Item 9.01 Financial Statements and Exhibits
The following Exhibit is furnished as part of this Current Report on Form 8-K.
10.1	Form of Non-Employee Director Restricted Stock Award grant under the under the First Midwest Bancorp, Inc. Amended and Restated Non-Employee Directors Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 28, 2008	/s/ Cynthia A. Lance
Cynthia A. Lance Executive Vice President and Corporate Secretary